UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Schedule 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. )

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Filed by a party other than the Registrant	☐

Check the appropriate box:

☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

ABVC BIOPHARMA, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

ABVC BIOPHARMA, INC.
44370 Old Warm Springs Blvd., Fremont, CA 94538

NOTICE OF 2026 ANNUAL MEETING OF SHAREHOLDERS

To the Shareholders of ABVC BioPharma, Inc.:

You are cordially invited to attend the 2026 annual shareholder meeting of ABVC BioPharma, Inc. (the “Company” or “ABVC”) to be held on March 9, 2026 at 10:00 a.m. EST, as a virtual electronic meeting using a Zoom video webinar (the “Meeting”). The Meeting will be held virtually via the Internet only with no physical in-person meeting excluding the Board of Directors (the “Board”). Technology will be incorporated into the Meeting to increase efficiency and provide for stockholder participation. In addition to on-line attendance, stockholders can hear all portions of the Meeting, submit written questions during the Meeting and listen to live responses to stockholder questions.

To attend the virtual Meeting, go to the Zoom link below:

https://us05web.zoom.us/j/2711315701?pwd=kDQFEVMhrZ5YananrzmTTSPAl1mspa.1&omn=88329625483

Meeting ID: 271 131 5701
Passcode: f3w3a6

After you register with your name and email address, so that we can log attendees, you will be taken into the waiting room until the meeting begins.

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of ABVC BioPharma, Inc. (the “Company”) for use at the Meeting and at all adjournments and postponements thereof. The Meeting will be held on March 9, 2026, at 10:00 a.m. EST, to consider and vote upon the following proposals:

1.	To re-elect Eugene Jiang, Dr. T.S. Jiang, Dr. Tsang Ming Jiang, Norimi Sakamoto, Yen-Hsin Chou, Dr. Chang-Jen Jiang, Hsin-Hui Miao, Yoshinobu Odaira, Che-Wei Hsu, Shuling Jiang and Yu-Min Chung (the “Current Director Nominees”) to serve on the Company’s Board of Directors (the “Board”) until the next annual shareholders meeting and until their successors are duly elected and qualified;

2	To ratify the selection of Simon & Edward, LLP (“S&E”) as our independent auditor to audit the financial statements for the fiscal year ending on December 31, 2026;

3.	A proposal to approve a one-time increase in the Company’s Amended and Restated 2016 Equity Incentive Plan (the “Plan”) up to a maximum of 15% of the number of issued and outstanding shares on the date of the Meeting, inclusive of the Plan’s Evergreen Provision (as hereinafter defined).

4.	To transact such other business as may properly come before the Meeting or any adjournment or postponement thereof.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” ALL OF THE NOMINEES LISTED ABOVE AND “FOR” EACH OF THE OTHER PROPOSALS.

Holders of record of the Company’s Common Stock at the close of business on January 26, 2026 (the “Record Date”) will be entitled to notice of, and to vote at, this Meeting and any adjournment or postponement thereof. Each share of Common Stock entitles the holder thereof to one vote.

Your vote is important, regardless of the number of shares you own. Due to the virtual nature of the Meeting, you are urged to vote in favor of each of the proposals by so indicating on the enclosed Proxy and by signing and returning the enclosed Proxy as promptly as possible, before 11:59 p.m. EST on March 8, 2026, whether or not you plan to attend the Meeting virtually. The enclosed Proxy is solicited by the Company’s Board of Directors. Any shareholder giving a Proxy may revoke it prior to the time it is voted by notifying the Secretary, in writing, to that effect, by filing with him/her a later dated Proxy. You will not be able to vote at the Meeting; therefore, it is strongly recommended that you complete the enclosed proxy card before 11:59 p.m. EST on March 8, 2026, to ensure that your shares will be represented at this Meeting.

A complete list of Shareholders of record entitled to vote at this Meeting will be available for ten days before this Meeting at the principal executive office of the Company for inspection by Shareholders during ordinary business hours for any purpose germane to this Meeting.

Whether or not you plan to attend the annual meeting, we urge you to read this notice carefully and to vote your shares. Your vote is very important. If you are a registered shareholder, please vote your shares as soon as possible by completing, signing, dating, and returning the enclosed proxy card in the postage-paid envelope provided. If you hold your shares in “street name” through a bank, broker, or other nominee, you will need to follow the instructions provided to you by your bank, broker or other nominee to ensure that your shares are represented and voted at the annual meeting. If you sign, date, and return your proxy card without indicating how you wish to vote, your proxy will be voted FOR each of the proposals to be considered at the annual meeting.

I want to thank all of our shareholders as we look forward to what we believe will be an exciting future for our business.

We strongly encourage you to vote by proxy as described in the Proxy Statement so that your vote can be counted.

This notice and the enclosed proxy statement are first being mailed to Shareholders on or about February 19, 2026.

You are urged to review carefully the information contained in the enclosed proxy statement prior to deciding how to vote your shares.

By Order of the Board,

/s/ Uttam Patil
Uttam Patil
Chief Executive Officer
February 19, 2026

IF YOU RETURN YOUR PROXY CARD WITHOUT AN INDICATION OF HOW YOU WISH TO VOTE, YOUR SHARES WILL BE VOTED “FOR” ALL OF THE NOMINEES LISTED ABOVE AND “FOR” EACH OF THE OTHER PROPOSALS.

Important Notice Regarding the Availability of Proxy Materials
for the Annual Shareholder Meeting to Be Held at 10:00 a.m. EST on
March 9, 2026

The Notice of Annual Meeting, proxy statement, Annual Report on Form 10-K for year ended December 31, 2024 (the “2024 Annual Report”) and the Quarterly Report on Form 10-Q for the quarter ended September 30, 2025 (the “September 2025 10Q,” together with the 2024 Annual Report, the “Periodic Reports”) are available at www.proxyvote.com.

i

ABVC BioPharma, Inc.
PROXY STATEMENT

2026 ANNUAL MEETING OF SHAREHOLDERS
to be held on March 9, 2026, at 10:00 a.m. Eastern Standard Time

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS

Why am I receiving this proxy statement?

This notice provides some details about the proposals on which our Board would like you, as a stockholder, to vote at the Meeting, which will take place at 10:00 a.m. EST, on Monday, March 9, 2026, via the Zoom link below. The Meeting will be held virtually via the Internet only with no physical in-person meeting except the Board of Directors. In addition to on-line attendance, shareholders can hear all portions of the Meeting, submit written questions during the Meeting and listen to live responses to shareholder questions.

To attend the virtual Meeting via Zoom, go to the link below:

https://us05web.zoom.us/j/2711315701?pwd=kDQFEVMhrZ5YananrzmTTSPAl1mspa.1&omn=88329625483

Meeting ID: 271 131 5701
Passcode: f3w3a6

After you register with your name and email address, so that we can log attendees, you will be taken into the waiting room until the meeting begins.

We recommend you log in at least 15 minutes before the Meeting to ensure you are logged in when the meeting starts.

Shareholders are being asked to consider and vote upon proposals to (i) re-elect the Current Director Nominees to the Board to serve one-year terms, (ii) ratify the selection of S&E as our independent registered public accounting firm for 2025, (iii) approve an increase in the shares authorized under the company’s Equity Incentive Plan; and (v) transact such other business as may properly come before the Meeting or any adjournment or postponement thereof.

This proxy statement also gives you information on the proposals so that you can make an informed decision. You should read it carefully. Your vote is important. You are encouraged to submit your proxy card as soon as possible after carefully reviewing this proxy statement.

In this proxy statement, we refer to ABVC BioPharma, Inc. as the “Company”, “we”, “us” or “our.”

Who can vote at this Meeting?

Shareholders who owned shares of our common stock, $0.001 par value per share (the “Common Stock”) on January 26, 2026 (the “Record Date”), may attend and vote at this Meeting. There were 25,423,654 shares of Common Stock outstanding on the Record Date. All shares of Common Stock shall have one vote per share. Information about the stockholdings of our directors, executive officers and significant Shareholders is contained in the section of this proxy statement entitled “Security Ownership of Certain Beneficial Owners and Management” beginning on page 14 of this proxy statement.

What is the proxy card?

The card enables you to appoint Uttam Patil as your representative at this Meeting. By completing and returning the proxy card, you are authorizing these persons to vote your shares at this Meeting in accordance with your instructions on the proxy card. This way, your shares will be voted whether or not you attend this Meeting. Even if you plan to attend this Meeting, it is strongly recommended to complete and return your proxy card before 11:59 p.m. EST on March 8, 2026, in case your plans change. If a proposal comes up for vote at this Meeting that is not on the proxy card, the proxies will vote your shares, under your proxy, according to their best judgment.

How does the Board recommend that I vote?

Our Board unanimously recommends that stockholders vote “FOR” each of the Director Nominees listed in proposal No. 1 and “FOR” each of the other proposals.

What is the difference between holding shares as a shareholder of record and as a beneficial owner?

Certain of our Shareholders hold their shares in an account at a brokerage firm, bank, or other nominee holder, rather than holding share certificates in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Shareholder of Record/Registered Shareholders

If, on the Record Date, your shares were registered directly in your name with our transfer agent, Vstock Transfer, you are a “Shareholder of record”, and we are sending these proxy materials directly to you. As the Shareholder of record, you have the right to direct the voting of your shares by returning the enclosed proxy card to us. Whether or not you plan to attend the Meeting, please complete, date, and sign the enclosed proxy card to ensure that your vote is counted.

Beneficial Owner

If, on the Record Date, your shares were held in an account at a brokerage firm or at a bank or other nominee holder, you are considered the beneficial owner of shares held “in street name,” and these proxy materials are being forwarded to you by your broker or nominee who is considered the Shareholder of record for purposes of voting at the Meeting. As the beneficial owner, you have the right to direct your broker on how to vote your shares and to attend the Meeting. However, since you are not the Shareholder of record, you may not vote these shares in person unless you receive a valid proxy from your brokerage firm, bank, or other nominee holder. To obtain a valid proxy, you must make a special request of your brokerage firm, bank, or other nominee holder. If you do not make this request, you can still vote by using the voting instruction card enclosed with this proxy statement.

How do I vote?

If you were a stockholder of record of the Common Stock on the Record Date, you may vote in any of the methods described below. Each share of Common Stock entitles the holder thereof to one vote on the applicable proposals.

You may vote in one of three ways:

●	Over the Internet

If your shares are registered in your name: Vote your shares over the Internet by accessing the proxy online voting website at: www.proxyvote.com and following the on-screen instructions. You will need the control numbers that appear on your proxy card when you access the web page.

If your shares are held in the name of a broker, bank, or other nominee: Vote your shares over the Internet by following the voting instructions that you receive from such broker, bank or other nominee.

●	By Telephone

If your shares are registered in your name: Vote your shares over the telephone by accessing the telephone voting system toll-free at 1-800-690-6903 in the United States and from foreign countries using any touch-tone telephone and following the telephone voting instructions. The telephone instructions will lead you through the voting process. You will need the Company number, account and control numbers that appear on your proxy card.

●	By Mail

Vote by signing and dating the proxy card(s) and returning the card(s) in the prepaid envelope.

If we receive your proxy card prior to this Meeting and if you mark your voting instructions on the proxy card, your shares will be voted:

i.	as you instruct; and

ii.	according to the best judgment of the appointed Proxy if a proposal comes up for a vote at this Meeting that is not on the proxy card.

If you return a signed card, but do not provide voting instructions, your shares will be voted FOR each of the four proposals included in this Proxy Statement and according to the best judgment of Dr. Patil if a proposal comes up for a vote at the Meeting that is not on the proxy card.

If I plan on attending the Meeting, should I return my proxy card?

Yes. Whether or not you plan to attend the Meeting, after carefully reading and considering the information contained in this proxy statement, please complete, and sign your proxy card. Then return the proxy card in the pre-addressed, postage-paid envelope provided herewith as soon as possible, but prior to 11:59 p.m. EST on March 8, 2026, so your shares may be represented at the Meeting. There will not be any voting at the Meeting.

May I change my mind after I return my proxy?

Yes. You may revoke your proxy and change your vote at any time before the polls close at this Meeting. You may do this by:

●	sending a written notice to the Secretary of the Company at the Company’s executive offices stating that you would like to revoke your proxy of a particular date; or

●	signing another proxy card with a later date and returning it to the Secretary before the polls close at this Meeting.

What does it mean if I receive more than one proxy card?

You may have multiple accounts at the transfer agent and/or with brokerage firms. Please sign and return all proxy cards to ensure that all of your shares are voted.

What happens if I do not indicate how to vote my proxy?

Signed and dated proxies received by the Company without an indication of how the Shareholder desires to vote on a proposal will be voted in favor of each director and proposal presented to the Shareholders.

Will my shares be voted if I do not sign and return my proxy card?

If you do not sign and return your proxy card, your shares will not be voted.

How many votes are required to elect the Director Nominees as directors of the Company?

The election of directors is based on a plurality of the votes represented at the Meeting or by proxy and entitled to vote in the election of directors at the Meeting. Abstentions and broker non-votes will have no effect on the election of directors.

How many votes are required to ratify S&E as the Company’s independent registered public accounting firm for year ending December 31, 2026?

The proposal to ratify the appointment of S&E to serve as our independent registered public accounting firm for 2026 shall be approved if the votes cast favoring the Proposal exceed the votes cast opposing the Proposal.

How many votes are required to approve the Plan Proposal?

The Plan Proposal shall be approved if the votes cast favoring the Plan Proposal exceed the votes cast opposing the Plan Proposal.

Is my vote kept confidential?

Proxies, ballots and voting tabulations identifying Shareholders are kept confidential and will not be disclosed, except as may be necessary to meet legal requirements.

Where do I find the voting results of this Meeting?

We will announce voting results at this Meeting and also file a Current Report on Form 8-K with the Securities and Exchange Commission (the “SEC”) reporting the voting results.

Who can help answer my questions?

You can contact Yvonne Chen at info@ambrivis.com or by sending a letter to the offices of the Company at 44370 Old Warm Springs Blvd., Fremont, CA 94538 with any questions about proposals described in this proxy statement or how to execute your vote.

WHERE CAN I GET A COPY OF THE PROXY MATERIALS?

Copies of our Periodic Reports, including consolidated financial statements as of and for the year ended December 31, 2024, the proxy card, the Notice, and this Proxy Statement are available on our Company’s website at http://www.abvcpharma.com. The contents of that website are not a part of this Proxy Statement. If you want to receive a paper or email copy of the Company’s Periodic Reports, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy by contacting ABVC at: info@ambrivis.com.

THE ANNUAL MEETING

General

We are furnishing this proxy statement to you, as a shareholder of ABVC BioPharma, Inc., as part of the solicitation of proxies by our Board for use at the Meeting to be held on March 9, 2026, and any adjournment or postponement thereof. This proxy statement is first being furnished to Shareholders on or about February 19, 2026. This proxy statement provides you with information you need to know to be able to vote.

Date, Time and Place of the Meeting

The Meeting will be held virtually on March 9, 2026, at 10:00 a.m. EST, or such other date, time, and place to which the Meeting may be adjourned or postponed.

Purpose of the Meeting

At the Meeting, the Company will ask Shareholders to consider and vote upon the following proposals:

1.	To re-elect the Current Director Nominees to serve on the Company’s Board of Directors until the next annual shareholders meeting and until their successors are duly elected and qualified;

2.	To ratify the selection of S&E as our independent registered public accounting firm for year ending December 31, 2026;

3.	A proposal to approve a one-time increase in the Company’s Amended and Restated 2016 Equity Incentive Plan (the “Plan”) up to a maximum of 15% of the number of issued and outstanding shares on the date of the Meeting, inclusive of the Plan’s Evergreen Provision (as hereinafter defined).

4.	To transact such other business as may properly come before the Meeting or any adjournment or postponement thereof.

Record Date and Voting Power

Our Board fixed the close of business on January 26, 2026, as the record date for the determination of the outstanding shares of Common Stock entitled to notice of, and to vote on, the matters presented at this Meeting. As of the Record Date, there were 25,423,654 shares of Common Stock outstanding. Each share of Common Stock entitles the holder thereof to one vote. Accordingly, a total of 25,423,654 votes may be cast at this Meeting.

Quorum and Required Vote

A quorum of Shareholders is necessary to hold a valid meeting. The presence, in person, by remote communication, if applicable, or by proxy duly authorized, of the holders of at least 33.3% of the votes entitled to be cast on the matter shall constitute a quorum for the transaction of business. Abstentions and broker non-votes (i.e. shares held by brokers on behalf of their customers, which may not be voted on certain matters because the brokers have not received specific voting instructions from their customers with respect to such matters) will be counted solely for the purpose of determining whether a quorum is present at the Meeting.

Proposal No. 1 shall be decided by a plurality of the shares of common stock represented at the Meeting or by proxy and entitled to vote in the election of directors at the Meeting. Abstentions and broker non-votes will have no effect on the election of directors. Each other proposal will be approved if the votes cast favoring the proposal exceed the votes cast opposing the proposal.

Revocability of Proxies

Any proxy may be revoked by the shareholder of record giving it at any time before it is voted. A proxy may be revoked by sending to our secretary, at ABVC BioPharma, Inc., 44370 Old Warm Springs Blvd., Fremont, CA 94538, USA, either (i) a written notice of revocation bearing a date later than the date of such proxy or (ii) a subsequent proxy relating to the same shares.

If the shares are held by the broker or bank as a nominee or agent, the beneficial owners should follow the instructions provided by their broker or bank.

Proxy Solicitation Costs

The cost of preparing, assembling, printing, and mailing this proxy statement and the accompanying form of proxy, and the cost of soliciting proxies relating to this Meeting, will be borne by the Company. If any additional solicitation of the holders of our outstanding shares of Common Stock is deemed necessary, we (through our directors and officers) anticipate making such solicitation directly. The solicitation of proxies by mail may be supplemented by telephone, telegram and personal solicitation by officers, directors, and other employees of the Company, but no additional compensation will be paid to such individuals.

No Right of Appraisal

Under Nevada law, the Company’s stockholders are not entitled to appraisal rights in connection with any of the proposals to be acted upon at the Meeting.

Who Can Answer Your Questions about Voting Your Shares

You can contact Yvonne Chen at info@ambrivis.com or by sending a letter to the offices of the Company at 44370 Old Warm Springs Blvd., Fremont, CA 94538, USA, with any questions about proposals described in this proxy statement or how to execute your vote.

Principal Offices

The principal executive offices of our Company are located at 44370 Old Warm Springs Blvd., Fremont, CA 94538. The Company’s telephone number at such address is 510-668-0881.

PROPOSAL NO. 1 - RE-ELECTION OF DIRECTORS

The nominees listed below have been nominated by the Corporate Governance and Nominating Committee and approved by our Board to stand for re-election as directors of the Company. Unless such authority is withheld, proxies will be voted for the election of the persons named below, each of whom has been designated as a nominee. If, for any reason, any nominee/director becomes unavailable for election, the proxies will be voted for such substitute nominee(s) as the Board may propose.

Board Qualifications and Director Nominees

We believe that the collective skills, experiences, and qualifications of our directors provide our Board with the expertise and experience necessary to advance the interests of our Shareholders. While the Corporate Governance and Nominating Committee of our Board does not have any specific, minimum qualifications that must be met by each of our directors, the Corporate Governance and Nominating Committee uses a variety of criteria to evaluate the qualifications and skills necessary for each member of the Board. In addition to the individual attributes of each of our current directors described below, we believe that our directors should have the highest professional and personal ethics and values, consistent with our longstanding values and standards. They should have broad experience at the policy-making level in business, exhibit commitment to enhancing Shareholder value and have sufficient time to carry out their duties and to provide insight and practical wisdom based on their past experience.

The Director Nominees recommended by the Board are as follows:

Name	Age	Title
Eugene Jiang	39	Chairman of the Board and Chief Business Officer (“CBO”)
Dr. Tsang Ming Jiang	65	Director
Norimi Sakamoto	55	Independent Director(2)
Yen-Hsin Chou	37	Independent Director(1)
Dr. Tsung-Shann (T.S.) Jiang	72	Chief Strategy Officer (“CSTRO”), Chief Scientific Officer (“CSO”) and Director
Dr. Chang-Jen Jiang	70	Director
Hsin-Hui Miao	60	Independent Director(1)(2)(3)
Yoshinobu Odaira	78	Independent Director(3)
Che-Wei Hsu	44	Independent Director(1)(2)(3)
Shuling Jiang	70	Director
Yu-Min (Francis) Chung	61	Independent Director

(1)	Member of Audit Committee
(2)	Member of Compensation Committee
(3)	Member of Corporate Governance and Nominating Committee

Information Regarding the Company’s Directors and the Nominees

Eugene Jiang served as our CEO and President from the Company’s inception in July 2015 until he resigned on September 15, 2017. He remains the Chairman of the Board. He also serves as our CBO since September 2019 and serves as the CBO of BioKey, Inc. Since March 13, 2025, Eugene Jiang was appointed as AiBtl’s Chief Financial Officer. Since 2019. Mr. Jiang also serves as Director for BioLite Incorporation since June 2015 and as Director for BioFirst Corp. since 2012. He also serves as CEO for Genepro Investment Company since March 2010. Mr. Jiang obtained a PMBA degree from National Taiwan University in 2017 and an EMBA degree from the University of Texas in Arrington in 2010. And in 2009, Mr. Jiang received a bachelor’s degree in Physical Education from Fu-Jen Catholic University.

Dr. T.S. Jiang, has served as the Company’s Chief Strategy Officer since September 2019. Since March 13, 2025, Dr. Jiang was also appointed as AiBtl’s Chief Strategy Officer. Dr. Jiang serves as the CEO of Biokey, Inc. since December 2021, as a director of BioFirst Corp. since 2013, and has been the CEO and chairman of BioLite, Inc., a subsidiary of BioLite BVI, Inc., since January 2010. Prior to BioLite, Dr. Jiang served as the president and/or chairman of multiple biotech companies in Taiwan, including PhytoHealth Corporation from 1998 to 2009 and AmCad BioMed Corporation from 2008 to 2009. In addition, Dr. Jiang is a director on various biotech associations, such as the Taiwan Bio Industry Organization (Taiwan) from 2006 to 2008 and the Chinese Herbs and Biotech Development Association in Taiwan from 2003 to 2006. Dr. Jiang was an assistant professor at University of Illinois from 1981 to 1987 and an associate professor at Rutgers, the State University of New Jersey from 1987 to 1990 and served as a professor at a few Taiwanese universities during a period from 1990 to 1993, such as National Taiwan University, National Cheng Kung University and Tunghai University. Dr. Jiang obtained his bachelor degree in Engineering and Chemical Engineering from National Taiwan University in Taiwan in 1976, masters and Ph.D. from Northwestern University in the U.S. in 1981 and Executive Master of Business Administration (“EMBA”) from National Taiwan University in Taiwan in 2007. As a successful entrepreneur, Dr. Jiang has developed and commercialized PG2 Lyo Injection, a new drug to treat cancer related fatigue. From 1998 to 2009, Dr. T. S. Jiang served as President of Phyto Health Corporation where he led a project team to develop PG2 Injectable. This product was extracted, isolated and purified from a type of Traditional Chinese Medicine. PG2 Injection was intended for cancer patients who had trouble recovering from severe fatigue. Dr. Jiang oversaw and managed the R&D department, daily corporate operations and business of Phyto Health Corporation when he was the President. PG2 Lyo Injection received approval on its NDA from Taiwan Food and Drug Administration in 2010 and later was launched into the Taiwan market in 2012. We believe that Dr. Jiang provides leadership and technological guidance on our strategic development and operations.

Dr. Tsang Ming Jiang, has served as a director of BioFirst Corp. since 2017 and as a technical director at Supermicro Computer, Inc. since August 2022. Dr. Jiang served as a technical director at the Industrial Technology Research Institute in Taiwan from February 2017 to July 2021. Prior to joining the Industrial Technology Research Institute as a technical director, Dr. Jiang worked at the Company as chief information officer from November 2016 to January 2017, Ericsson as engineering manager from 2013 to 2016 and the Industrial Technology Research Institute as deputy director from October 2011 to February 2013. In addition, Dr. Jiang worked at several other research institutes, including University of Alaska Fairbanks, National Taiwan University and Chung Cheng University, with his research interest in cloud computing and Internet security, especially in the areas of virtualization, software-defined data centers, SDN enabled networks and big data analytics. Dr. Jiang received his Bachelor of Science in electrical engineering in 1983 and Master of Science in electrical engineering in 1984, both from National Taiwan University, and his Ph.D. in electrical engineering and computer science from University of Illinois at Chicago in 1988. Dr. Tsang Ming Jiang is a brother of Dr. Tsung-Shann Jiang, who together with his wife collectively owns 80% of Lion Arts Promotion, Inc. which has approximately 69.3% of ownership interest in the Company through YuanGene Corporation, a wholly-owned subsidiary of Lion Arts Promotion, Inc.

Dr. Chang-Jen Jiang, has served as a director of BioLite Inc. since 2013 and as a director of BioFirst Corp. since 2015. Dr. Jiang has been a pediatrician at the department of pediatrics of Eugene Women and Children Clinic since 2016. Previously, Dr. Chang-Jen worked as an attending doctor at the department of pediatrics of Keelung Hospital, the Ministry of Health and Welfare in Taiwan from 1994 to 2009. Before his position at Keelung Hospital, he was a chief doctor at the department of pediatrics, hematology and oncology of Mackay Memorial Hospital in Taiwan for three years until 1994. Dr. Chang-Jen Jiang obtained his doctor of medicine degree (the Taiwanese equivalent degree of MD) from Taipei Medical University in Taiwan in 1982 and started his career in Mackay Memorial Hospital. We believe that the Company will benefit from Dr. Jiang’s knowledge in biology and experiences in medical practice.

Norimi Sakamoto, currently serves a director at Shogun Maitake Canada Co., Ltd. from June 2016. Ms. Sakamoto served as the chief executive officer of MyLife Co., Ltd. from June 2013 to March 2020. Ms. Sakamoto started her career in 1997 from Sumitomo Corporation Hokkaido Co., Ltd. in Japan. Ms. Sakamoto received her Bachelor Degree of Arts in travel and tourism from Davis and Elkins College in 1993 and Master of Science in urban studies from the University of New Orleans in 1995.

Yen-Hsin Chou, has served as a financial specialist at Mega Bank since 2011. Ms. Chou’s responsibilities primarily include customer services and financial consultations. Ms. Chou received a Bachelor Degree in finance and economics from Yuan Ze University School of Economics in 2010.

Hsin-Hui Miao, served as counter manager at Yueh Shan Chi Cram School from August 2021 to May 2022. From August 1988 to July 2021, Ms. Miao was a kindergarten teacher and also severed as the leader of general affairs team at the affiliated high school of Tunghai University, Kindergarten Division. Ms. Miao received her Bachelor Degree of Education from Taichung University of Education in 1998.

Yoshinobu Odaira, is an entrepreneur and has founded a number of Japanese agricultural companies, including Yukiguni Maitake, our licensing partner. In 1983, Mr. Odaira established Yukiguni Maitake, which became a public company in Japan in 1994. In 2015, Bain Capital Private Equity purchased Yukiguni Maitake through a tender offer. In addition to his success with Yukiguni Maitake, Mr. Odaira served as the CEO of Yukiguni Shoji Co., Ltd. since 1988, as the CEO of Odaira Shoji Co., Ltd. from 1989 and as a director of Shogun Maitake Japan Co., Ltd. since June 1989. In 2015, Mr. Odaira founded two new companies, Shogun Maitake Canada Co., Ltd. in Canada and Odaira Kinoko Research Co., Ltd. in Japan. Mr. Odaira has served as the CEO and director of Shogun Maitake Canada Co., Ltd. since June 2016. Mr. Odaira served as a director of BioLite Inc. from February 2019 to April 2019. Yoshinobu Odaira graduated from the Ikazawa Junior High School in 1963. We believe that we will benefit from Mr. Odaira’s successful business experience.

Che-Wei Hsu, is currently employed as a clerk by Chunghwa Post Co., Ltd. since August 2016; previously she was a teacher in a Junior High School. Ms. Hsu received a Bachelor Degree from Tunghai University School of Chinese Literature in 2004.

Shuling Jiang, has served as a director for various companies, including BioLite, Inc. and BioFirst Corp, since 2017 and started to serve as Managing Director for Biokey, Inc. in 2022. Ms. Jiang received a Bachelor Degree from National Taiwan Normal University School of Music in 1978 and a Master Degree from Northwestern University School of Music in 1983.

Yu-Min (Francis) Chung, was a Partner at Maxpro Ventures, an investment firm in Taiwan focused on breakthrough biomedical technology companies, from July 2018 to May 2022. Prior to that, he served as Vice President at TaiAn Technology, which is a biotechnology service company and a management company for biotechnology venture capital funds in Taiwan, from June 2016 to June 2018. Mr. Chung received his Bachelor’s Degree of Science in Chemistry from National Taiwan University in 1987, Master’s Degree in Business Administration from National Taiwan University in 2006, and Ph.D. in Pharmacy from University of Iowa in 1995.

Vote Required

The director nominees shall be elected by a plurality of the total votes properly cast electronically or by proxy at the Meeting by the holders of common stock vote “FOR” the proposal. Abstentions and broker non-votes will have no effect on the result of the vote.

Recommendation of the Board

The Board unanimously recommends that you vote all of your shares “FOR” the election to the Board of all of the nominees described in this Proposal No. 1.

Executive Officers

On March 5, 2025, Leeds Chow notified the Company of his resignation as CFO. While the Company is looking for a full-time Chief Financial Officer to fill the vacancy created by Leeds Chow’s resignation, the Company’s CEO, Uttam Patil will serve as the interim Chief Financial Officer of the Company.

The following table sets forth as of the date of this report, the name, age, and position of each executive officer.

Name	Age	Title
Dr. Tsung-Shann (T.S.) Jiang	72	Chief Strategy Officer (“CSTRO”), Chief Scientific Officer (“CSO”) and Director
Dr. Uttam Patil	40	Chief Executive Officer (“CEO”), Interim Chief Financial Officer (“CFO”)

Set forth below is certain biographical information regarding each of our officers, that is not also a director, as of the date hereof.

Dr. Uttam Patil, CEO, was appointed as the Company’s Chief Executive Officer on June 21, 2023; he now serves as interim CFO too. Since March 13, 2025, Dr. Patil was also appointed as AiBtl’s co-CEO. Dr. Patil has served as the Chief Operating and Scientific Officer of the Company’s subsidiary, BioKey, Inc. since May 2023; he also works for Rgene Corporation (a related party), as the R&D Manager since May 2023, after being promoted from Project Manager, to which he serves from August 2022 to May 2023. Prior to that, Dr. Patil was a Post-Doctoral Research Fellow at NTNU from March 2020 to July 2022. In 2019, Dr. Patil received the “Platinum Award” for an Oral Presentation on the topic, “Nucleobase Functionalized Single-Walled Carbon Nanotubes Hybridization with Single-Stranded DNA” at a Workshop on Organic Chemistry for Junior Chemists held in South Korea. Dr. Patil received his Ph.D. in Chemistry from National Tsing Hua University and a Masters in Analytical Chemistry from Pune University, as well as a Bachelors in industrial chemistry from Pune University.

Corporate Governance

Director Independence

The Nasdaq Rules require that a majority of the Board be independent. The Board consists of 11 directors, of which nine are non-management directors. Each year the Board reviews the materiality of any relationship that each of our directors has with the Company, either directly or indirectly. No member of the Board has any relationship or arrangement that would require disclosure under Item 404 of Regulation S-K. For additional information see “Certain Relationships and Related-Party Transactions” in this report. Based on this review, the Board has determined that the following current directors are “independent directors” as defined by the Nasdaq Rules: Yoshinobu Odaira, Yu-Min (Francis) Chung, Norimi Sakamoto, Yen-Hsin Chou, and Hsin-Hui Miao.

Each director who is a member of the Audit and Finance Committee, Compensation Committee, and Nominating and Corporate Governance Committee is an independent director.

Family Relationships

There are no family relationships among the executive officers and directors of the Company, except that Dr. Tsang Ming Jiang, Dr. Tsung-Shann Jiang and Dr. Chang-Jen Jiang are brothers, Mr. Eugene Jiang is Dr. Tsung-Shann Jiang’s son, and the marital relationship between Yoshinobu Odaira and Norimi Sakamoto.

Board Committees

Audit Committee. The Audit Committee of the Board of Directors currently consists of Ms. Chou, Yen-Hsin (Chair), Ms. Miao, Hsin-Hui, and Ms. Hsu, Che-Wei. The functions of the Audit Committee include the retention of our independent registered public accounting firm, reviewing and approving the planned scope, proposed fee arrangements and results of the Company’s annual audit, reviewing the adequacy of the Company’s accounting and financial controls and reviewing the independence of the Company’s independent registered public accounting firm. The Board has determined that Ms. Chou, Ms. Miao and Ms. Hsu are each an “independent director” under the listing standards of The Nasdaq Stock Market. The Board of Directors has also determined Ms. Chou is an “audit committee financial expert” within the applicable definition of the SEC. The Audit Committee is governed by a written charter approved by the Board of Directors, a copy of which is available on our website at www.abvcpharma.com. Information contained on our website are not incorporated by reference into and do not form any part of this reports. We have included the website address as a factual reference and do not intend it to be an active link to the website.

Compensation Committee. The Compensation Committee of the Board of Directors currently consists of Ms. Norimi Sakamoto (Chair), Ms. Miao, Hsin-Hui, and Ms. Hsu, Che-Wei. The functions of the Compensation Committee include the approval of the compensation offered to our executive officers and recommending to the full Board of Directors the compensation to be offered to our directors, including our Chairman. The Board has determined that Ms. Sakamoto, Ms. Miao and Ms. Hsu are each an “independent director” under the listing standards of The Nasdaq Stock Market LLC. In addition, the members of the Compensation Committee qualify as “non-employee directors” for purposes of Rule 16b-3 under the Exchange Act and as “outside directors” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended. The Compensation Committee is governed by a written charter approved by the Board of Directors, a copy of which is available on our website at www.abvcpharma.com. Information contained on our website are not incorporated by reference into and do not form any part of this report. We have included the website address as a factual reference and do not intend it to be an active link to the website.

Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee of the Board of Directors consists of Mr. Yoshinobu Odaira (Chair), Ms. Miao, Hsin-Hui, and Ms. Hsu, Che-Wei, each of whom is an independent director under Nasdaq’s listing standards. The corporate governance and nominating committee is responsible for overseeing the selection of persons to be nominated to serve on our board of directors. The corporate governance and nominating committee considers persons identified by its members, management, shareholders, investment bankers and others.

Guidelines for Selecting Director Nominees

The guidelines for selecting nominees, which are specified in the Corporate Governance and Nominating Committee Charter, generally provide that persons to be nominated:

●	should have demonstrated notable or significant achievements in business, education, or public service;

●	should possess the requisite intelligence, education, and experience to make a significant contribution to the board of directors and bring a range of skills, diverse perspectives and backgrounds to its deliberations; and

●	should have the highest ethical standards, a strong sense of professionalism and intense dedication to serving the interests of the shareholders.

The corporate governance and nominating committee will consider a number of qualifications relating to management and leadership experience, background and integrity and professionalism in evaluating a person’s candidacy for membership on the board of directors. The nominating committee may require certain skills or attributes, such as financial or accounting experience, to meet specific board needs that arise from time to time and will also consider the overall experience and makeup of its members to obtain a broad and diverse mix of board members. The board of directors will also consider director candidates recommended for nomination by our shareholders during such times as they are seeking proposed nominees to stand for election at the next annual meeting of shareholders (or, if applicable, a special meeting of shareholders). Our shareholders that wish to nominate a director for election to the Board should follow the procedures set forth in our bylaws. The nominating committee does not distinguish among nominees recommended by shareholders and other persons.

Board Leadership Structure and Role in Risk Oversight

We have two separate individuals serving as our CEO and Chairman. Our Board of Directors, or the Board, is primarily responsible for overseeing our risk management processes on behalf of our company. The Board receives and reviews periodic reports from management, auditors, legal counsel, and others, as considered appropriate regarding our company’s assessment of risks. In addition, the Board focuses on the most significant risks facing our company and our company’s general risk management strategy, and also ensures that risks undertaken by our company are consistent with the board’s appetite for risk. While the Board oversees our company’s risk management, management is responsible for day-to-day risk management processes. We believe this division of responsibilities is the most effective approach for addressing the risks facing our company and that our board leadership structure supports this approach.

EXECUTIVE COMPENSATION

The following tables set forth, for each of the last two completed fiscal years of us, the total compensation awarded to, earned by, or paid to any person who was a principal executive officer during the preceding fiscal year and every other highest compensated executive officers earning more than $100,000 during the last fiscal year (together, the “Named Executive Officers”). The tables set forth below reflect the compensation of the Named Executive Officers.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)(7)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Uttam Patil (1)	2025	-		-	-				-
	2024	-		107,623	-				107,623

Leeds Chow (2)	2025	-		-	-				-
	2024	33,968		76,873	-				110,571

Tsung-Shann Jiang (3)	2025	-		-	-				-
	2024	200,000		153,746	-				353,746

Eugene Jiang (4)	2025	-		-	-				-
	2024	200,000		215,244	-				415,244

(1)	Dr. Doong was appointed as the CEO on September 15, 2017. Dr. Doong later resigned from his position as the Company’s CEO on June 21, 2023. The Company’s board of directors appointed Dr. Uttam Patil to replace Dr. Doong as the Company’s CEO.
(2)	Mr. Chow was appointed as the CFO on September 4, 2022, and resigned on March 5, 2025.
(3)	Dr. Jiang was appointed as the CSTRO on September 1, 2019. Dr. Jiang was also appointed as the Company’s CSO on June 15, 2023, to replace Dr. King, who resigned from his position as CSO.
(4)	Eugene Jiang was appointed as CBO on September 1, 2019.

Narrative Disclosure to Summary Compensation Table

Other than set out below, there are no arrangements or plans in which we provide pension, retirement or similar benefits for directors or executive officers. Our directors and executive officers may receive share options at the discretion of our board of directors in the future. We do not have any material bonus or profit sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or executive officers, except that share options may be granted at the discretion of our board of directors.

Stock Option Plan

Our board approved and adopted the Amended and Restated 2016 Equity Incentive Plan on September 12, 2020 (the “Plan”). The Plan will be further amended, as outlined in Proposal 3, subject to shareholder approval of Proposal 3.

Grants of Plan-Based Awards

On April 16, 2022, the Company entered into stock option agreements with 5 directors, pursuant to which the Company granted options to purchase an aggregate of 76,190 shares (post-split) of common stock under the Plan, as amended, at an exercise price of $30.0 per share (post-split). The options were vested at the grant date and become exercisable for 10 years from the grant date.

As of the Record Date, we have granted options under the Plan that can be exercised for an aggregate of 258,710 shares of Common Stock.

Outstanding Equity Awards at Fiscal Year End

The following table summarizes outstanding unexercised options, unvested stocks and equity incentive plan awards held by each of our named executive officers, as of December 31, 2025:

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

OPTION AWARDS*						STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Options Exercise Prices ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Been Issued (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Been Issued ($)
Howard Doong	8,572	1,071	-	20.0	Nov 20, 2031	-	-	-	-
	40,000	-	-	30.0	Oct 15, 2032
	15,238	-	-	30.0	Apr 16, 2033

Chihliang An	5,476	952	-	20.0	Nov 20, 2031
	23,333	-	-	30.0	Oct 15, 2032
	15,238	-	-	30.0	Apr 16, 2033

Tsung-Shann Jiang	3,411	-	-	20.0	Nov 20, 2031
	3,000	-	-	30.0	Oct 15, 2032
	15,238	-	-	30.0	Apr 16, 2033

Richard Chi-Hsin King	8,214	1,429	-	20.0	Nov 20, 2031
	31,667	-	-	30.0	Oct 15, 2032
	15,238	-	-	30.0	Apr 16, 2033

Eugene Jiang	7,242	1,219	-	20.0	Nov 20, 2031
	3,000	-	-	30.0	Oct 15, 2032
	15,238	-	-	30.0	Apr 16, 2033

Uttam Patil	-	-	-	-	-

*	All number of options and exercise prices are adjusted for 1:10 reverse stock split in 2023.

Compensation of Directors

We did not pay stock options to directors in fiscal year 2025.

Pension, Retirement or Similar Benefit Plans

There are no arrangements or plans in which we provide pension, retirement or similar benefits for directors or executive officers. We have no material bonus or profit sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or executive officers, except that stock options may be granted at the discretion of the board of directors or a committee thereof.

Employment Contracts

Dr. Uttam Patil has entered into an employment agreement (“Patil Employment Agreement”) with the Company on June 23, 2023, pursuant to which he shall receive the initial base salary by stock options in accordance with Company’s standard payroll practice. As of the date of this prospectus, Dr. Patil has yet to receive any stock options.

On September 4, 2022, the Board appointed Mr. Leeds Chow as the Company’s Chief Financial Officer (“CFO”) and Principal Accounting Officer effective from September 4, 2022, for a term of 3 years. On March 5, 2025, Mr. Chow resigned as CFO.

We maintain an employment agreement with Dr. Chi-Hsin Richard King (“King Employment Agreement”), pursuant to which he shall receive an annual base salary of $50,000. As of December 31, 2017, we paid Mr. King 10,416 shares of the Company’s common stock at a per share price of $1.60 as opposed to cash compensation. Under King Employment Agreement, Dr. King is employed as the CSO of the Company. We may terminate the employment for cause, at any time, without notice or remuneration, for certain acts of the executive officer, such as conviction or plea of guilty to a felony or grossly negligent or dishonest acts to our detriment, or misconduct or a failure to perform agreed duties. In such case, the executive officer will not be entitled to receive payment of any severance benefits or other amounts by reason of the termination, and the executive officer’s right to all other benefits will terminate, except as required by any applicable law. We may also terminate an executive officer’s employment without cause upon one-month advance written notice. In such case of termination by us, we are required to provide compensation to the executive officer, including severance pay equal to 12 months of base salary. The executive officer may terminate the employment at any time with a one-month advance written notice if there is any significant change in the executive officer’s duties and responsibilities or a material reduction in the executive officer’s annual salary. In such case, the executive officer will be entitled to receive compensation equivalent to 12 months of the executive officer’s base salary. On August 21, 2019, all of the Board members present at the Meeting, unanimously reelected Dr. Richard King as the Chief Scientific Officer (“CSO”), which became effective on September 1, 2019, for a term of three years. On June 13, 2023, Dr. Richard King resigned from his position as the CSO after being related in 2022. The Company’s board of directors appointed Dr. Jiang to replace Dr. Richard King as the CSO.

On August 21, 2019, all of the Board members present at the Meeting, except Eugene Jiang, appointed Mr. Eugene Jiang, the current Chairman of the Board, as the Chief Business Officer, effective since September 1, 2019 for a term of three years. Mr. Eugene Jiang excused himself from the discussion regarding his appointment as the Chief Business Officer of the Company during the Board meeting. Mr. Jiang was reelected in 2022 and he contract was renewed for another three years.

On August 21, 2019, all of the Board members present at the Meeting, except Dr. Tsung-Shann Jiang, reelected Dr. Tsung-Shann Jiang as the Chief Strategy Officer, effective since September 1, 2019 for a term of three years. Dr. Tsung-Shann Jiang excused himself from the discussion regarding his appointment as the Chief Strategy Officer of the Company during the Board meeting. Dr. Jiang was reelected in 2022 and the contract was renewed for another three years.

Disclosure of Registrant’s Action to Recover Erroneously Awarded Compensation

In response to Item 402(w) of Regulation S-K, there was no time during or after the last completed fiscal year that the Company was required to either prepare an accounting restatement that required recovery of erroneously awarded compensation pursuant to the Company’s compensation recovery policy, or had an outstanding balance as of the end of the last completed fiscal year of erroneously awarded compensation to be recovered from the application of the policy to a prior restatement.

2025 POLICIES AND PRACTICES RELATED TO THE GRANT OF CERTAIN EQUITY AWARDS

In response to Item 402(x)(1) of Regulation S-K, the Company does not grant new awards of stock options, stock appreciation rights, or similar option-like instruments within four business days before or one business day after the release of a Form 10-Q, 10-K, or 8-K that discloses material nonpublic information (MNPI). Accordingly, the Company has no specific policy or practice on the timing of awards of such options in relation to the disclosure of material nonpublic information by the Company. In the event the Company determines to grant new awards of such options, the Board will evaluate the appropriate steps to take in relation to the foregoing.

SECURITY OWENERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

Beneficial Owners

The following table sets forth certain information regarding beneficial ownership of our common stock as of January 26, 2026, (i) each person (or group of affiliated persons) who is known by us to own more than five percent (5%) of the outstanding shares of our common stock, (ii) each director, executive officer and director nominee, and (iii) all of our directors, executive officers and director nominees as a group.

Beneficial ownership is determined in accordance with SEC rules and generally includes voting or investment power with respect to securities. For purposes of this table, a person or group of persons is deemed to have “beneficial ownership” of any shares of common stock that such person has the right to acquire within 60 days of the date of the respective table. For purposes of computing the percentage of outstanding shares of our common stock held by each person or group of persons named above, any shares that such person or persons has the right to acquire within 60 days of the date of the respective table is deemed to be outstanding for such person, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. The inclusion herein of any shares listed as beneficially owned does not constitute an admission of beneficial ownership.

Unless otherwise noted, the business address of each beneficial owner listed is 44370 Old Warm Springs Blvd., Fremont, CA 94538. Except as otherwise indicated, the persons listed below have sole voting and investment power with respect to all shares of our common stock owned by them, except to the extent that power may be shared with a spouse.

As of January 26, 2026, we had 25,423,654 shares of common stock issued and outstanding.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Dr. Uttam Patil	72,428	*	%
Eugene Jiang (1)	126,644	*	%
Yen-Hsin Chou	41,956	*	%
Hsin-Hui Miao	41,505	*	%
Dr. Tsang-Ming Jiang	41,994	*	%
Norimi Sakamoto	41,854	*	%
Dr. Tsung-Shann Jiang (2)(4)	543,589	2.10%
Dr. Chang-Jen Jiang(3)	41,947	*	%
Yoshinobu Odaira	57,758	*	%
Che-Wei Hsu	41,489	*	%
Shuling Jiang(4)	3,735,572	14.70%
Yu-Min Chung	41,387	*	%
All officers and directors as a group (Twelve (12) persons)	4,828,123	19.00%
YuanGene Corporation(5)	829,699	3.3%

*	less than 1%.

(1)	Eugene Jiang held 126,644 shares through direct ownership.

(2)	Dr. Tsung-Shann Jiang held 167,599 shares of common stock through his ownership in YuanGene Corporation, 722 shares through Rgene Corporation, 608 shares through BioFirst, 13,630 shares through Lion Arts, and the rest of 361,030 shares through direct ownership.
(3)	Dr. Chang-Jen Jiang held 99 shares of common stock in the Company through his ownership in BioFirst, 1 share through Rgene, and the rest of 41,847 shares through direct ownership.
(4)	Ms. Shuling Jiang held 662,100 shares of common stock through his ownership in YuanGene Corporation, 964 shares through Rgene Corporation, 8,833 shares through BioFirst, 112 shares through BioLite, 48,761 shares through Liongene, 21,313 shares through Keypoint, 1,012 shares through Genepro, 53,845 shares through Lion Arts, and the rest of 2,938,632 shares through direct ownership.
(5)	YuanGene Corporation is a company wholly-owned by Lion Arts, which is owned by Shu-Ling Chiang (80%) and Dr. Tsung-Shann Jiang (20%); however, YuanGene appointed Eugene Jiang to have sole voting control over the shares held by YuanGene, the principal office address of which is 2nd floor, Building B, SNPF Plaza, Savalalo, Apia, Samoa.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, DIRECTOR INDEPENDENCE

Except as disclosed herein, no director, executive officer, shareholder holding at least 5% of shares of our common stock, or any family member thereof, had any material interest, direct or indirect, in any transaction, or proposed transaction since January 1, 2023, in which the amount involved in the transaction exceeds the lesser of $120,000 or one percent of the average of our total assets at the year-end for the last two completed fiscal years.

Since March 13, 2025, the following officers and directors of the Company were appointed to the following positions at AiBtl: Eugene Jiang as AiBtl’s Chief Financial Officer, Uttam Patil as AiBtl’s co-CEO and T.S. Jiang as AiBtl’s Chief Strategy Officer.

Real Estate Purchase

On February 6, 2024, the Company entered into a definitive agreement with Shuling Jiang (“Shuling”), pursuant to which Shuling shall transfer the ownership of certain land she owns located at Taoyuan City, Taiwan (the “Shuling Land”) to the Company (the “Agreement”). As of this filing, Shuling is a director of the Company and owns approximately 14.90% of the Company’s issued and outstanding shares of Common Stock. On May 16, 2024, the Company’s board of directors determined that it was in the best interest of the Company and its shareholders to terminate the Agreement and not proceed with the transfer of land ownership; the Company has reconsidered this transaction, and it is the agreement at issue in the Land Proposal. The shares originally issued were returned and the warrants were not issued.

On June 3, 2025, the Company’s annual general shareholder meeting approved the proposal that the issuance of 2,035,136 restricted shares of the Company’s common stock at a price of $1.65 per share and five-year warrants to purchase up to 1,000,000 shares of the Company’s common stock, with an exercise price of $2.50 per share, to purchase the above Land from Shuling. On July 15, 2025, the Company closed the purchase of Land from Shuling and issued 2,035,136 shares of restricted common stocks and 1,000,000 shares of warrants and to Shuling on July 16, 2025 and July 15, 2025, respectively.

Collaborative agreement with ForSeeCon Eye Corporation, a related party

On March 25, 2024, the Company and BioFirst each entered into a twenty-year, global definitive licensing agreement (the “FEYE Licensing Agreement”) with ForSeeCon Eye Corporation, a company registered in the British Virgin Islands (“FEYE”) for the products in the Company and BioFirst’s Ophthalmology pipeline, including Vitargus (the “Vitargus Products”). The license covers Vitargus Products’ clinical trial, registration, manufacturing, supply, and distribution rights; FEYE also has the rights to sublicense or partner with a third party to develop the Licensed Products. As per each of the respective FEYE Licensing Agreements, each of the Company and BioFirst shall receive a total licensing fee of $33,500,000, composed of an upfront payment of $30,000,000, which can instead be paid with 5 million shares of FEYE stock at $6 per share within 30 days after the execution of the FEYE Licensing Agreement, and a $3,500,000 cash milestone payment, due 30 days upon completion of next round fundraising. Additionally, each of the Company and BioFirst are eligible to receive royalties of 5% of net Sales. At the time of transferring the license, the Company received 5,000,000 FEYE shares but did not recognize such licensing revenue since the fair value of FEYE stock is uncertain.

On June 18, 2024, the Company and BioFirst, each entered into an amendment (the “Amendment”) to the Licensing Agreement with FEYE, pursuant to which the Company and BioFirst have agreed to allow FEYE to pay the second milestone payment in the amount of $3,500,000 per Licensing Agreement, incrementally (such as $100,000), at any given time, rather than in one lump sum. For the years ended December 31, 2025 and 2024, the Company received $270,000 and $296,000, respectively, as partial milestone payments and recognized as licensing revenue according to ASC 606.

Collaborative agreement with OncoX BiopPharma, Inc., a related party

On April 16, 2024, the Company entered into a definitive agreement with OncoX BioPharma, Inc., a private company registered in the British Virgin Islands (“Oncox”), pursuant to which the Company will grant Oncox an exclusive right to develop and commercialize ABVC’s single-herb botanical drug extract from the dry fruit body of Maitake Mushroom (Grifola Frondosa) for treatment of Non-Small Cell Lung Cancer (the “Lung Cancer Products”), within North America for 20 years (the “April 2024 Oncox Agreement”). In consideration thereof, Oncox shall pay ABVC $6,250,000 (or 1,250,000 Oncox shares valued at $5 per share1) 30 days after entering into the agreement and $625,000, 30 days following the completion of Oncox’s next round of fundraising, of which there is no guarantee; ABVC is also entitled to 5% royalties based on the Net Sales, as defined in the April 2024 Oncox Agreement, from the first commercial sale of the Lung Cancer Product in North America, of which there can be no guarantee. Oncox entered into another agreement with ABVC’s affiliate, Rgene Corporation, on the same terms. For the years ended December 31, 2025 and 2024, the Company received $595,950 and $200,000 as partial milestone payments and recognized as licensing revenue according to ASC 606.

On May 8, 2024, the Company entered into a definitive agreement with OncoX, pursuant to which the Company will grant Oncox an exclusive right to develop and commercialize ABVC’s BLEX 404 single-herb botanical drug extract from the dry fruit body of Maitake Mushroom (Grifola Frondosa) for treatment of Pancreatic (the Pancreatic Product), within a certain territory, specified as 50% of the Worldwide Markets for 20 years (the “May 8, 2024 Oncox Agreement”). In consideration thereof, Oncox shall pay ABVC a total of $6,250,000 (or 1,250,000 Oncox shares valued at $5 per share2) within 30 days of entering into the May 8, 2024 Oncox Agreement, with an additional milestone payment of $625,000 in cash after OncoX’s next round of fundraising, of which there can be no guarantee. Oncox may remit cash payments of at least $100,000 towards the licensing fees and deductible from the second milestone payment; ABVC is also entitled to royalties of 5% of Net Sales, as defined in the May 8, 2024 Oncox Agreement, from the first commercial sale of the Pancreatic Product in the noted territory, which remains uncertain. The Company will permit Oncox to pay the license fee in installments or in a lump sum and will allow Oncox to use its revenue to fund such payments. Oncox entered into another agreement with ABVC’s affiliate, Rgene Corporation, on the same terms.

On May 14, 2024, the Company and its subsidiary, BioLite Inc (collectively, the “licensor”), each entered into a licensing agreement with OncoX, on the same terms, pursuant to which the licensors will grant Oncox an exclusive right to develop and commercialize ABVC’s BLEX 404 single-herb botanical drug extract from the dry fruit body of Maitake Mushroom (Grifola Frondosa) for treatment of Tripple Negative Breast Cancer (the TNBC Product), within a certain territory, specified as 50% of the Worldwide Markets for 20 years (the “May 14, 2024 Oncox Agreements”). In each agreement for consideration thereof, Oncox shall pay each licensor a total of $6,250,000 (or 1,250,000 Oncox shares valued at $5 per share3) within 30 days of entering into the May 14, 2024 Oncox Agreements, with an additional milestone payment of $625,000 in cash after OncoX’s next round of fundraising, of which there can be no guarantee. Oncox may remit cash payments of at least $100,000 towards the licensing fees and deductible from the second milestone payment; each licensor is also entitled to royalties of 5% of Net Sales, from the first commercial sale of the TNBC Product in the noted territory, which remains uncertain. The Company will permit Oncox to pay the license fee in installments or in a lump sum and will allow Oncox to use its revenue to fund such payments.

On May 23, 2024, the Company and its subsidiary, BioLite Inc (collectively, the “licensor”), each entered into a licensing agreement with OncoX, on the same terms, pursuant to which the licensors will grant Oncox an exclusive right to develop and commercialize ABVC’s BLEX 404 single-herb botanical drug extract from the dry fruit body of Maitake Mushroom (Grifola Frondosa) for treatment of Myelodysplastic Syndrome (the “MS Products”), within a certain territory, specified as 50% of the Worldwide Markets for 20 years (the “May 23, 2024 Oncox Agreements”). In consideration thereof, Oncox shall pay each licensor a total of $6,250,000 (or 1,250,000 Oncox shares valued at $5 per share) 30 days after entering the May 23, 2024 Oncox Agreements, with an additional milestone payment of $625,000 in cash after OncoX’s next round of fundraising, of which there can be no guarantee. Oncox may remit cash payments of at least $100,000 towards the licensing fees and deductible from the second milestone payment; each licensor is also entitled to royalties of 5% of Net Sales, from the first commercial sale of the MS Product in the noted territory, which remains uncertain. Oncox may use its revenue to fund the licensing fees.

Other related party transactions

Consulting fees – related parties

In March 2024, the BioLite engaged Lion Arts to provide operation, business development, human resources, and capital finance consulting services in Taiwan. The agreement is for 12 months expiring in February 2025, and was renewed for another 12 months expiring February 2026. The service fee is NTD 5,520,000 (approximately $173,328) for each of the contracts expiring 2025 and 2026.

In May 2025, BioLite entered another consulting agreement with Lion Arts for international business development for service fee of NTD 2,000,000 (approximately $62,800). This agreement is for 12 months expiring April 2026, and is optional for renewal upon mutual agreement.

The Company incurred consulting fees for both agreements of $219,992 and $104,083 for the years ended December 31, 2025 and 2024, respectively.

Due from related parties:

(1)

On June 16, 2022, the Company entered into a one-year convertible loan agreement with Rgene, with a principal amount of $1,000,000 to Rgene which bears interest at 5% per annum for the use of working capital that, if fully converted, would result in ABVC owning an additional 6.4% of Rgene. The Company may convert the Note at any time into shares of Rgene’s common stock at either (i) a fixed conversion price equal to $1.00 per share or (ii) 20% discount of the stock price of the then most recent offering, whichever is lower; the conversion price is subject to adjustment as set forth in the Note. The Note includes standard events of default, as well as a cross-default provision pursuant to which a breach of the Service Agreement will trigger an event of default under the convertible note if not cured after 5 business days of written notice regarding the breach is provided.

As of December 31, 2025, and December 31, 2024, the outstanding loan balance was $0 and $500,000, respectively; and accrued interest was $0 and $63,819, respectively.

As of December 31, 2025, and 2024, the Company has other receivables amounted $2,347 and $1,892, respectively, from Rgene due to daily operations.

Since the Company entered the convertible loan agreement with Rgene, has been working with Rgene to obtain approval for the Company to exercise the conversion from Department of Investment Review in Taiwan, a government agency reviews foreign investors conducting investment in Taiwan. In May 2024, the conversion request for the conversion was approved but the Company was not informed by Rgene until April 2025. The Company determined that the impact to the financial statements is immaterial and assumed the conversion was incurred on January 1, 2025. After the conversion, the Company owns 37% of outstanding shares of Rgene.

(2)	On December 31, 2023, BioLite Taiwan entered into a loan agreement with BioFirst, with a principal amount of NTD 11,072,360 (approximately $337,707), which bears interest at 12% per annum for the use of working capital. During the year ended December 31, 2024, the Company entered into another loan agreement with BioFirst, with a principal amount of NTD 11,406,000 (approximately $347,883), which bears interest at 12% per annum for the use of working capital. As of December 31, 2025, and 2024, the outstanding loan balance were NTD 62,172,704 ($1,975,103) and NTD 17,571,076 (approximately $535,918), respectively; accrued interest was $212,839and $53,422, respectively. The Company has received NTD 22,842,970 (approximately $733,259) repayment and expects to receive other repayment within next 12 months.

(3)

On July 1, 2020, the Company entered into a loan agreement with BioFirst (Australia) for $361,487 to properly record R&D cost and tax refund allocation based on co-development contract executed on July 24, 2017. The loan was originally set to be mature on September 30, 2021, with an interest rate of 6.5% per annum, but on September 7, 2021, the Company entered into a loan agreement with BioFirst (Australia) for $67,873 to meet its new project needs. On July 27, 2021, the Company repaid a loan 249,975 to BioFirst (Australia). On December 1, 2021, the Company entered into a loan agreement with BioFirst (Australia) for $250,000 to increase the cost for upcoming projects. The loan will be matured on November 30, 2022, with an interest rate of 6.5% per annum. In 2022, the Company entered into several loan agreements with BioFirst (Australia) for a total amount of $507,000 to increase the cost for upcoming projects. During the first quarter of 2023, the Company entered into several loan agreements with BioFirst (Australia) for a total amount of $88,091 to increase the cost for upcoming projects. During the second quarter of 2023, the Company entered into several loan agreements with BioFirst (Australia) for a total amount of $25,500 to increase the cost for upcoming projects. All the loans period was twelve months with an interest rate of 6.5% per annum. For accounting purpose, the due from and due to related party balances was being net off. As of December 31, 2025, and 2024, the outstanding loan balances and allocated research fee were $681,185 and $681,185, respectively, and accrued interest balances were $158,978 and $158,978, respectively.

The business conditions of BioFirst (Australia) deteriorated and, as a result, the Company recognized expected credit losses of $839,983 for the year ended December 31, 2023. The Company stopped accruing interest income recognizing such losses.

(4)	On February 24, 2015, BioLite Taiwan and BioHopeKing Corporation (the “BHK”) entered into a co-development agreement, (the “BHK Co-Development Agreement”, see Note 4). The development costs shall be shared 50/50 between BHK and the Company. Under the term of the agreement, BioLite issued relevant development cost to BHK. As of December 31, 2025 and 2024, due from BHK was NTD 3,941,299 and NTD 3,941,299, respectively (approximately $120,210 and $120,210, respectively). The business conditions of BHK deteriorated and as a result, the Company recognized expected credit losses of $120,210for the year ended December 31, 2024.

The Company’s due from related parties are subject to certain risks that our collaborative parties, including OncoX and FEYE, would face. Such risks exist in future market conditions, macro economy, legal and regulatory, results of clinical trials and product developments, and among others. As of December 31, 2025, the Company’s comprehensive review of these due from related party balances indicates that there are no expected losses except those being recognized above. This conclusion is based on the business relationships with our related parties and the absence of any significant indicators of potential default.

Due to related parties:

(1)	Since 2019, the Jiangs advanced funds to the Company for working capital purpose. As of December 31, 2025, and 2024, the outstanding balance due to the Jiangs amounted to $682,776 and $274,170, respectively. These loans bear no interest and are due on demand.

(2)	On April 11, 2024, May 10, 2024, August 15, 2024, and December 24, 2024, AiBtl received short-term loans from its founding shareholder, AiBtl Holding, for the principal amounts of $40,000, $60,000, $33,732, and $214,487, respectively, for the purpose of daily operations. These loans do not bear interest and are payable on demand.

(3)	Since 2018, the Company’s shareholders have advanced funds to the Company for working capital purpose. The advances bear interest rate around 12% per annum. As of December 31, 2024 and 2023, the outstanding principal and accrued interest was $148,188 and $142,130, respectively. Interest expenses in connection with these loans were $20,424 and $21,101 for the years ended December 31, 2025 and 2024, respectively.

(4)	As of December 31, 2024, due to Directors amounted to $8,526, were related to the daily operating expenses in 2024. All balance was repaid in 2025.

Promoters and Certain Control Persons

None of our management or other control persons were “promoters” (within the meaning of Rule 405 under the Securities Act), and none of such persons took the initiative in the formation of our business or received any of our debt or equity securities or any of the proceeds from the sale of such securities in exchange for the contribution of property or services, during the last five years.

PROPOSAL NO. 2 - RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected Simon &Edward, LLP (“S&E”) to serve as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2026. S&E performed the audit of our financial statements for the years ended December 31, 2024 and 2023, included in our 2024 Annual Report. S&E was retained to audit our financial statements for the year ended December 31, 2025, which our sharheolders approved at our 2025 annual meeting.

We are asking our Shareholders to ratify the selection of S&E as our independent registered public accounting firm. In the event our Shareholders fail to ratify the appointment, the Audit Committee may reconsider this appointment.

We have been advised by S&E that neither the firm nor any of its associates had any relationship during the last fiscal year, with our company other than the usual relationship that exists between independent registered public accountant firms and their clients. A representative of S&E is expected to attend the Meeting virtually and therefore is expected to be available to respond to any questions.

Principal Accountant Fees and Services

Various audit, audit related and non-audit services to us is as follows:

	For the Year Ended December 31,
	2025	2024
Audit Fees*	$155,000	$210,000
Audit Related Fees	3,000	15,000
Tax Fees	-	-
All Other Fees	-	-
Total Fees	$158,000	$225,000

*	The Audit Fee in 2024 includes the reaudit of our 2023 financial statements

Audit Fees. Audit Fees consists of fees for professional services rendered by our principal accountants for the contemporaneous audit of our annual financial statements and the review of quarterly financial statements or services that are normally provided by our principal accountants in connection with statutory and regulatory filings or engagements.

Audit Related Fees. Audit Related Fees consists of fees for assurance and related services by our principal accountants that are reasonably related to the performance of the audit or review of our financial statements and are not reported under “Audit Fees.”

Tax Fees and All Other Fees. Tax Fees and All Other Fees Consists of fees for products and services provided by our principal accountants, other than the services reported under “Audit Fees,” “Audit-Related Fees” and “Tax Fees” above.

The policy of our audit committee and our board of directors is to pre-approve all audit and non-audit services provided by our principal auditors, including audit services, audit-related services, and other services as described above, other than those for de minimis services which are approved by the audit committee or our board of directors prior to the completion of the services.

Policies and Procedures Relating to Approval of Services by Our Independent Registered Public Accountants

The Audit Committee is solely responsible for the approval in advance of all audit and permitted non-audit services to be provided by our independent registered public accounting firms (including the fees and other terms thereof), subject to the de minimus exceptions for non-audit services provided by Section 10A(i)(1)(B) of the Exchange Act, which services are subsequently approved by the Audit Committee prior to the completion of the audit. None of the fees listed above are for services rendered pursuant to such de minimus exceptions.

The Audit Committee of our Board of Directors has established its pre-approval policies and procedures, pursuant to which the Audit Committee approved the foregoing audit, tax and non-audit services provided by S&E in 2024 and will do so for the audit for the fiscal year ending December 31, 2025. Consistent with the Audit Committee’s responsibility for engaging our independent auditors, all audit and permitted non-audit services require pre-approval by the Audit Committee. The full Audit Committee approves proposed services and fee estimates for these services. One or more independent directors serving on the Audit Committee may be delegated by the full Audit Committee to pre-approve any audit and non-audit services. Any such delegation shall be presented to the full Audit Committee at its next scheduled meeting. Pursuant to these procedures, the Audit Committee approved the foregoing audit services provided by S&E.

Changes in Registrant’s Certifying Accountant

On October 10, 2024, WWC, P.C. (“WWC”), who was serving as the Company’s independent registered public accounting firm, agreed not to renew its engagement with the Company. WWC’s voluntary decision not to renew the engagement was approved and acknowledged by the Board on October 17, 2024.

The review service of WWC on the financial statements of the Company as of June 30, 2024, and the audit report for the fiscal years ended December 31, 2023, and 2022, did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles, other than an explanatory paragraph regarding the substantial doubt about the Company’s ability to continue as a going concern.

During the fiscal years ended December 31, 2022, and 2023, and the subsequent interim period through June 30, 2024, there were no disagreements with WWC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of WWC, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its report. During the fiscal years ended December 31, 2022, and 2023, and the subsequent interim period through June 30, 2024, there were no reportable events of the type described in Item 304(a)(1)(v) of Regulation S-K of which WWC informed us. However, as disclosed in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, during the audit of our December 31, 2024 financial statements and after discussions with S&E, we concluded that the financial statements for the fiscal year ended December 31, 2023, as included in the Company’s Annual Report on Form 10-K for the respective periods should no longer be relied upon due to errors in those financial statements and included a restatement of such periods in the 2024 Annual Report. On October 17, 2024, the Board approved the engagement of S&E as the Company’s new independent registered public accounting firm.

During the Company’s two most recent fiscal years and the subsequent interim period through June 30, 2024, neither the Company nor anyone on its behalf consulted with S&E regarding (i) the application of accounting principles to a specified transaction, either completed or proposed; the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided that S&E concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and its related instructions) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

Vote Required

Proposal No. 2 will be approved if the votes case favoring the proposal exceed the votes cast opposing the proposal. Abstentions and broker non-votes will have no effect on the result of the vote.

Recommendation of the Board

The Board unanimously recommends that you vote all of your shares “FOR” the ratification of S&E as independent registered public accountants as described in this Proposal No. 2.

PROPOSAL NO. 3 - TO APPROVE AN INCREASE IN THE NUMBER OF SHARES AUTHORIZED FOR ISSUANCE UNDER THE COMPANY’S STOCK OPTION PLAN

Purpose

The Board is seeking the approval of our stockholders of an amendment to the Company’s 2016 Equity Incentive Plan (the “Plan”), which was adopted by our Board of Directors, subject to stockholder approval (the “Amendment”).

In February 2015, we adopted the Plan and amended it on September 12, 2020, and April 16, 2024. Pursuant to the last amendment, the number of shares available for granting awards under the Plan was (i) increased to 2,808,979, which represented approximately 17.4% of the then-current number of shares issued and outstanding and (ii) as of January 1 of each year, commencing with the year 2026 and ending with the year that the additional number of shares equals 15% of the number of shares of common stock issued and outstanding as of the December 31 of the previous year, the aggregate number of Shares available for granting Awards under the Plan shall automatically increase by a number of Shares equal to 5% of the total number of Shares issued and outstanding on the immediately preceding December 31 (the “Evergreen Provision”). For the reasons explained below, the Company seeks to amend the Plan to provide for a one-time increase in the number of shares available under the Plan, effective as of the date of the Meeting, by such number of shares as is necessary so that, immediately following such increase, the aggregate number of shares reserved under the Plan equals fifteen percent (15%) of the Company’s issued and outstanding shares of Common Stock as of the date of the Meeting (the “2026 Amendment”). The Evergreen Provision shall remain in effect and operate independently commencing January 1, 2027. For the avoidance of doubt, the fifteen percent (15%) increase is a one-time adjustment applicable solely to the current year, and following such adjustment, the number of Shares available under the Plan shall be subject only to the 5% annual Evergreen Provision.

There are 25,423,654 shares issued and outstanding as of January 26, 2026, 15% of which equals 3,813,548 shares. We therefore estimate, based on the shares outstanding as of the Record Date, that the Amendment would increase the number of shares available for issuance under the Plan to 3,813,548. In 2027 and thereafter, the number of shares available under the Plan shall only be increased pursuant to the Evergreen Provision.

We believe that operation of the Plan is a necessary and powerful tool in enabling us to attract and retain the best available personnel for positions of substantial responsibility; to provide additional incentive to key employees, key contractors, and non-employee directors; and to promote the success of our business. The Plan is expected to provide flexibility to our compensation methods in order to adapt the compensation of such employees, contractors, and directors to a changing business environment, after giving due consideration to competitive conditions and the impact of federal tax laws. We have strived to use our Plan resources effectively and to maintain an appropriate balance between stockholder interests and the ability to recruit and retain valuable employees. However, we believe there is an insufficient number of shares remaining under our Plan to meet our current and projected needs. Accordingly, it is the judgment of our Board of Directors that the Amendment is in the best interest of the Company and its stockholders. We believe that the Amendment, which increases the number of shares of Common Stock available for issuance pursuant to awards under the Plan, reflects best practices in our industry and is appropriate to permit the grant of equity awards at expected levels for the future.

Proposed Amendment

An amended Section 4(a)(i) of the Plan is set forth in its entirety below:

SECTION 4. SHARES AVAILABLE FOR AWARDS

(a)	SHARES AVAILABLE. Subject to adjustment as provided in Section 4(b):

(i)	CALCULATION OF NUMBER OF SHARES AVAILABLE. The number of Shares available for granting Awards under the Plan shall be [ ][1], plus additional Shares as follows: Effective as of the date of the 2026 annual meeting of shareholders, the aggregate number of Shares available for granting Awards under the Plan (the “Available Shares”) shall be increased by such number of Shares as is necessary so that, immediately following such increase, the aggregate number of Shares available for granting Awards under the Plan equals fifteen percent (15%) of the total number of shares of Common Stock issued and outstanding as of the meeting date. As of January 1, of each year, commencing with January 1, 2027, the Available Shares shall automatically increase by a number of Shares that is only equal to five percent (5%) of the total number of shares of Common Stock issued and outstanding as of December 31 of the immediately preceding year. Further, if, after the effective date of the Plan, any Shares covered by an Award granted under the Plan or to which such an Award or award relates, are forfeited, or if an Award or award otherwise terminates without the delivery of Shares or of other consideration, then the Shares covered by such Award or award, or to which such Award or award relates, or the number of Shares otherwise counted against the aggregate number of Shares available under the Plan with respect to such Award or award, to the extent of any such forfeiture or termination, shall again be, or shall become, available for granting Awards under the Plan. Notwithstanding the foregoing, to the extent that the aggregate Fair Market Value of the Shares (determined at the time of grant) with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company or Affiliates) exceeds one hundred thousand dollars ($100,000, or such other limit established in the Code) or otherwise does not comply with the rules governing Incentive Stock Options, the Options or portions thereof that exceed such limit (according to the order in which they were granted) or otherwise do not comply with such rules will be treated as Non-Qualified Stock Options, notwithstanding any contrary provision of the applicable Option Agreement(s).

Except for the specific Amendment, the Plan remains in force and unmodified.

If the Shareholders approve the Amendment, we will file the full text of the Plan, with the Amendment as an exhibit to a Current Report on Form 8-K that discloses the results of the Meeting.

Vote Required

Proposal No. 3 will be approved if the votes case favoring the proposal exceed the votes cast opposing the proposal.

Recommendation of the Board

The Board unanimously recommends that you vote all of your shares “FOR” an increase in the number of shares authorized for issuance under the Company’s stock option plan.

OTHER MATTERS

Our Board knows of no other matter to be presented at the Meeting. If any additional matter should properly come before the Meeting, it is the intention of the persons named in the enclosed proxy to vote such proxy in accordance with their judgment on any such matters.

[1]	Shall equal 15% of the number of shares of Common Stock outstanding on March 9, 2026, minus the number of shares of Common Stock then currently issued and outstanding under the Plan.

OTHER INFORMATION

Electronic Delivery of Future Shareholder Communications

Registered shareholders can further save the Company expense by consenting to receive all future proxy statements, forms of proxy and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please access the website www.proxyvote.com when transmitting your voting instructions and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years. Your choice will remain in effect unless and until you revoke it.

To revoke your decision to receive or access shareholder communications electronically, access the website www.proxyvote.com, enter your current PIN, select “Cancel my Enrollment”, and click on the Submit button. After submitting your entry, the Cancel Enrollment Confirmation screen will be displayed. This screen will show your current Enrollment Number. To confirm your enrollment cancellation, click on the Submit button. Otherwise, click on the Back button to return to the Enrollment Maintenance screen. After submitting your entry, the Cancel Enrollment Complete screen will be displayed. This screen will indicate that your enrollment has been cancelled. You may be asked to complete a brief survey to help us understand why you opted out of electronic delivery. You will be sent an e-mail message confirming the cancellation of your enrollment. No further electronic communications will be conducted for your account and your Enrollment Number will be marked as “Inactive.” You may at any time reactivate your enrollment. You will be responsible for any fees or charges that you would typically pay for access to the Internet.

Deadline for Submission of Shareholder Proposals for 2027 Annual Meeting of Shareholders

For any proposal to be considered for inclusion in our proxy statement and form of proxy for submission to the Shareholders at our 2027 Annual Meeting of Shareholders, it must be submitted in writing and comply with the requirements of Rule 14a-8 of the Exchange Act. Such proposals must be received by the Company at its offices 44370 Old Warm Springs Blvd., Fremont, CA 94538, Attention: Chief Executive Officer, not earlier than the close of business on the 120th day prior to such special meeting and not later than the close of business on the later of (i) the 90th day prior to such annual meeting and (ii) the 10th day following the day on which public announcement of the date of such meeting is first made by the corporation.

If we are not notified of a Shareholder proposal a reasonable time prior to the time we send our proxy statement for our 2027 Annual Meeting, then our Board will have discretionary authority to vote on the Shareholder proposal, even though the Shareholder proposal is not discussed in the proxy statement. In order to curtail any controversy as to the date on which a Shareholder proposal was received by us, it is suggested that Shareholder proposals be submitted by certified mail, return receipt requested, and be addressed to ABVC BioPharma, Inc., 44370 Old Warm Springs Blvd., Fremont, CA 94538 Attention: Chief Executive Officer. Notwithstanding, the foregoing shall not effectuate any rights of Shareholders to request inclusion of proposals in our proxy statement pursuant to Rule 14a-8 under the Exchange Act nor grant any Shareholder a right to have any nominee included in our proxy statement.

Proxy Solicitation

The solicitation of proxies is made on behalf of the Board, and we will bear the cost of soliciting proxies. Proxies may be solicited through the mail and through telephonic or telegraphic communications to, or by meetings with, Shareholders or their representatives by our directors, officers and other employees who will receive no additional compensation therefor. We may also retain a proxy solicitation firm to assist us in obtaining proxies by mail, facsimile or email from record and beneficial holders of shares for the Meeting. If we retain a proxy solicitation firm, we expect to pay such firm reasonable and customary compensation for its services, including out-of-pocket expenses.

We request persons such as brokers, nominees and fiduciaries holding stock in their names for others or holding stock for others who have the right to give voting instructions, to forward proxy material to their principals and to request authority for the execution of the proxy. We will reimburse such persons for their reasonable expenses.

Periodic Report

The Periodic Reports are being sent with this Proxy Statement to each Shareholder and is available at www.proxyvote.com as well as on the SEC’s website at www.sec.gov. The 2024 Annual Report contains our audited financial statements for the fiscal year ended December 31, 2024 and the September 2025 10Q contains our unaudited financial statements for the quarter ended September 30, 2025. The Periodic Reports, however, are not to be regarded as part of the proxy soliciting material.

Delivery of Proxy Materials to Households

Only one copy of this proxy statement and one copy of each of our Periodic Reports are being delivered to multiple registered Shareholders who share an address unless we have received contrary instructions from one or more of the Shareholders. A separate form of proxy and a separate notice of the Meeting are being included for each account at the shared address. Registered Shareholders who share an address and would like to receive a separate copy of our Periodic Reports and/or a separate copy of this proxy statement, or have questions regarding the householding process, may contact the Company’s transfer agent: Vstock Transfer, LLC, by calling (212) 828-8436, or by forwarding a written request addressed to Vstock Transfer, LLC, 18 Lafayette Place, Woodmere, NY 11598. Promptly upon request, a separate copy of our Periodic Reports, and/or a separate copy of this proxy Statement will be sent. By contacting Vstock Transfer, LLC, registered Shareholders sharing an address can also (i) notify the Company that the registered Shareholders wish to receive separate annual reports or quarterly reports to Shareholders, proxy statements and/or Notices of Internet Availability of Proxy Materials, as applicable, in the future or (ii) request delivery of a single copy of annual reports or quarterly reports to Shareholders and proxy statements in the future if registered Shareholders at the shared address are receiving multiple copies.

Many brokers, brokerage firms, broker/dealers, banks, and other holders of record have also instituted “householding” (delivery of one copy of materials to multiple Shareholders who share an address). If your family has one or more “street name” accounts under which you beneficially own shares of our Common Stock, you may have received householding information from your broker, brokerage firm, broker/dealer, bank, or other nominee in the past. Please contact the holder of record directly if you have questions, require additional copies of this proxy statement, Periodic Reports or wish to revoke your decision to household and thereby receive multiple copies. You should also contact the holder of record if you wish to institute householding.

Where You Can Find Additional Information

Accompanying this proxy statement is a copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2024. Such Report constitutes the Company’s Annual Report to its Shareholders for purposes of Rule 14a-3 under the Exchange Act. Such Report includes the Company’s audited financial statements for the 2024 fiscal year and certain other financial information, which is incorporated by reference herein. The Company is subject to the informational requirements of the Exchange Act and in accordance therewith files reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information are available on the SEC’s website at www.sec.gov. Shareholders who have questions in regard to any aspect of the matters discussed in this proxy statement should contact Yvonne Chen at info@ambrivis.com.

Annex A

Form of Proxy Card

ABVC BIOPHARMA, INC.

March 9, 2026

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held at 10:00 a.m. EST on March 9, 2026
(Record Date – January 26, 2026)

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Uttam Patil, as proxy of the undersigned, with full power to appoint his substitute, and hereby authorizes him to represent and to vote all the shares of stock of ABVC BioPharma, Inc. which the undersigned is entitled to vote, as specified below on this card, at the 2026 Annual Meeting of Shareholders of ABVC BioPharma, Inc. to be held virtually on Zoom on March 9, 2026, at 10:00 a.m. EST, and at any adjournment or postponement thereof.

To attend the virtual Meeting via Zoom, go to:

https://us05web.zoom.us/j/2711315701?pwd=kDQFEVMhrZ5YananrzmTTSPAl1mspa.1&omn=88329625483

Meeting ID: 271 131 5701

Passcode: f3w3a6

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATION OF THE BOARD OF DIRECTORS FOR EACH OF THE PROPOSALS. This proxy authorizes the above designated proxy to vote in his discretion on such other business as may properly come before the meeting or any adjournments or postponements thereof to the extent authorized by Rule 14a-4(c) promulgated under the Securities Exchange Act of 1934, as amended.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR ALL”
OF PROPOSAL 1 AND “FOR” PROPOSALS 2, AND 3.

PLEASE SIGN, DATE AND RETURN PROMPTLY, BEFORE 11:59 P.M. EST ON MARCH 8, 2026, IN THE ENCLOSED ENVELOPE.

PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK

PROPOSAL 1: To re-elect the nominees listed in the Proxy Statement to the Company’s Board of Directors.

NOMINEES:

Eugene Jiang	01 ☐
Dr. T.S. Jiang	02 ☐
Dr. Tsang Ming Jiang	03 ☐
Norimi Sakamoto	04 ☐
Yen-Hsin Chou	05 ☐
Dr. Chang-Jen Jiang	06 ☐
Hsin-Hui Miao	07 ☐
Yoshinobu Odaira	08 ☐
Che-Wei Hsu	09 ☐
Shuling Jiang	10 ☐
Yu-Min (Francis) Chung	11 ☐

For All	Withhold All	For All Except
O	O	O

Annex A-1

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the box next to each nominee you wish to withhold, as shown here:

PROPOSAL 2: To ratify the selection of Simon & Edward, LLP as the Company’s independent registered public accounting firm for year ending December 31, 2026.

For	Against	Abstain
O	O	O

PROPOSAL 3: To approve of an increase in the number of shares authorized for issuance under the Company’s stock option plan.

For	Against	Abstain
O	O	O

Please indicate if you intend to attend this meeting ☐ YES ☐ NO

Signature of Shareholder:
Date:
Name shares held in (Please print):	Account Number (if any):
No. of Shares Entitled to Vote:	Stock Certificate Number(s):

Note:	Please sign exactly as your name or names appear in the Company’s stock transfer books. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such.

If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such.

If the signer is a partnership, please sign in partnership name by authorized person.

Please provide any change of address information in the spaces below in order that we may update our records:

Address:

Annex A-2